                                                                    EXHIBIT 11.1

                            McLEODUSA INCORPORATED

          COMPUTATION OF LOSS PER COMMON AND COMMON EQUIVALENT SHARE
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          YEAR ENDED DECEMBER 31,
                                                                    1996           1997           1998
                                                                 ----------     ----------     ----------
Computation of weighted average number of common
   shares outstanding and common equivalent shares:
Common shares, Class A, outstanding at the
   beginning of the period                                           16,387         36,173         61,799
Common shares, Class B, outstanding at the
   beginning of the period (A)                                       15,626         15,626           --
Weighted average number of shares issued during
   the period                                                         8,493          3,175          1,008
Weighted average number of shares reissued from the
   treasury during the period
                                                                 ----------     ----------     ----------
Weighted average number of common shares and
   common equivalent shares                                          40,506         54,974         62,807
                                                                 ==========     ==========     ==========

Net loss                                                         $  (22,346)    $  (79,910)    $ (124,912)
                                                                 ==========     ==========     ==========

Loss per common share                                            $    (0.55)    $    (1.45)    $    (1.99)
                                                                 ==========     ==========     ==========



(A) The Class B common stock, $.01 par value per share is convertible on a one-for-one basis at any time at the option of the holder into Class A common stock. As of June 30, 1997, all shares of Class B common stock had been converted into shares of Class A common stock.

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